CONTRACT PACKING AGREEMENT


     This Agreement made and entered into this 5 day of April, 1996, by and between HANSEN BEVERAGE COMPANY (hereinafter referred to as "Company") and SOUTHWEST CANNING & PACKAGING, INC., (hereinafter referred to as "Packer").

                                   "RECITALS"

     "A. A Packer is in the business of packaging various carbonated beverages.

     "B. Company sells and distributes carbonated beverages under its own brand name and other brand names.

     "C. Packer and Company wish to provide for the terms and conditions upon which package Packer's products."

                                  "COVENANTS"

     "For  and  in  consideration  of  the  mutual  covenants,   conditions  and
provisions contained herein, the parties hereto agree as follows:"

     1. Packer agrees to pack carbonated beverages of Company as shown on Schedule 'A' (the "Product"), in accordance with written formulas and standards set by the Company and provided to Packer, which formulas and standards may be omitted from time to time."

     2. The packaging for the Product shall be in accordance with the rates and prices as set forth in Schedule 'A.' In the event of a default in the payment as provided in Schedule 'B' Packer shall give Company five (5) business days' notice and if the default is not cured and the Letter of Credit is insufficient to cover any outstanding balance, then Packer shall have the right to sell wherever necessary including but not limited to California, any and all Product inventory and raw materials in Packer's possession to satisfy any of Company's obligations to Packer under this Agreement."

     3. Packer agrees to package for Company the flavors and sizes in Schedule 'A', at such times and in such quantities as may be mutually agreed upon between Company and Packer during the terms of this Agreement.

     4. Packer will schedule production of products when inventory of products reaches the minimum reasonable stock levels or at such other intervals as maybe mutually agreed upon between Packer and Company from time to time. Packer further agrees to code-date products so as to make possible identification of date of production in accordance with coding system as required by Company.

     5. Packer and Company will each provide raw materials for the Company's product as outlined in Schedule 'C'.

     6. Packer agrees to maintain sufficient materials in its inventory to accommodate normal production requirements of Company. It is understood that inventory levels of materials ordered by Packer specifically for Company's product will be maintained at a level that will consider supplier minimum run requirements, Packer's minimum run requirements, historical sales data when available and Company's sales projections. Company agrees to maintain a two months supply of concentrate at Packers location.

     7. Packer agrees to send samples of products at Company's expense to Company at places and intervals reasonably determined by Company.

     8. Packer agrees to allow representatives of Company to inspect its production facilities including observing the syrup making'' process and Quality Control functions at any time during normal business hours.

     9. Title to all finished goods shall remain with Packer. Packer shall be responsible for warehousing such inventories, which cost is included in the rates as shown in Schedule 'A'. A shrinkage allowance of two percent on concentrate usage shall be allowed Packer under this Agreement. Any losses in excess of this amount, as determined by the Company during month-end inventories, shall be the sole responsibility of Packer.

     10. Finished goods will be released from Packer's inventory by Packer only upon specific orders from Company and shall be shipped as agreed upon between the parties. Company shall provide Packer seven (7) working day's notice of its shipping requirements.

     11. Packer agrees to routinely keep and maintain daily production and quality control reports of Company's products and to supply said reports to Company upon request. Company shall at all reasonable times be entitled to access to the business records and reports of Packer as they relate to the production, quality control and shipment of Company's products.

     12. This Agreement shall become and be effective immediately upon the execution of the same by the parties herein. This Agreement shall remain in full force and effect until terminated by either party as hereinafter provided. Either party, for any reason whatsoever shall have the right to terminate the Agreement upon 60 days written notice of its intention to terminate. In the event of a termination, all of the obligations of either party hereunder shall be adjusted up to and including the effective date of said termination. Within ten days Company shall pay Packer for all unpaid invoices for finished product produced for Company and for all unused raw materials at Packers plant ordered specifically for Company's product which cannot be utilized for Packer's other products. Also within ten days Company will arrange to assume the liability for all unused raw materials in the hands of Packer's suppliers ordered specifically for Company's product which cannot be utilized for Packer's other products. Upon receipt of payment from Company and release of liability from suppliers, as the case maybe, Packer will ship to Company, at Company's expense, all finished product ingredients and raw materials in possession of Packer owned by Company.

     13. Packer will comply with all applicable federal, state and local laws and regulations, governing the portion of the manufacturing process that the Packer performs and the materials the Packer supplies.

     14. Company will comply with all applicable federal, state and local laws and regulations governing the materials supplied by Company and the labeling and formula specifications.

     15. Packer agrees to indemnify and hold Company harmless from any loss, claim, damage, lawsuit, or expense for injury to person or property occasioned by or incident to its manufacture, bottling or preparation for delivery of Company's products. Company agrees to indemnify and hold packer harmless from any claim, loss, damage or lawsuit caused by materials supplied by Company. "Packer and Company during the term of this Agreement shall carry at their sole cost broad comprehensive liability insurance with limits of at least $1 million per occurrence to provide for the indemnification set forth in this paragraph. Each party shall furnish the other with evidence of the insurance required under this paragraph in a form of certificate issued by the insurance carrier, which certificate shall provide that there shall be no material change or cancellation of the coverage without ten (10) days' prior written notice of such change to the party to whom the certificate is addressed.

     16. Neither party may assign transfer this Agreement or any interest therein without the prior written consent of the other.

     17. Neither party shall be liable for any delay or failure to perform any of its obligations hereunder, which delay may be due in whole or in part to any caused or contingencies beyond said party's control, including, but not limited to, fires, accidents, acts of God, war, strikes or other labor disputes, governmental action, orders, or regulations, and any and all matters beyond said party's control.

     18. "In the event that any party hereto shall become insolvent, shall file or have filed against it a voluntary or involuntary petition pursuant to the United States Bankruptcy Act, or the institution of any proceedings by or against either party for relief under any law relating to the relief of debtors, or the making of any assignment for the benefit of creditors, or the appointment of a receiver, and such condition remains unchanged for thirty (30) days', the other party may at its option terminate this Agreement on thirty (30) days' notice to the other party."

     19. It is expressly understood between the parties hereto that any material or information revealed to Packer regarding the Company's products or the formulae for the Company's products or identity of any concentrate suppliers for the Company's products, Company's customers or sales figures are confidential and shall be treated as such by Packer and are revealed to Packer for the sole purpose of enabling Packer to comply with its obligations under this Agreement and are not to be used for any other purpose or revealed or disclosed to any other parties under, any circumstances.

     20. Disputes; Arbitration. If there is any dispute among the parties regarding this Agreement, the parties hereto agree to submit the resolution of the dispute to arbitration with the arbitrator to be selected by mutual agreement among the parties from a list of seven potential arbitrators provided by the American Arbitration Association with each party alternately striking names, with the last name remaining to be the arbitrator so selected. Such arbitration shall take place in Phoenix, Arizona and shall comply with the Commercial Arbitration Rules of the American Arbitration Association. The decision in writing of the arbitrator so selected in accordance with this paragraph shall be conclusive on both parties hereto. Each party agrees that any decision rendered by such arbitrator shall be enforced by any court of competent jurisdiction over such party

     21. This Agreement, along with the schedules represents the entire understanding between Company and Packer, and supercedes all prior oral or written understandings on the same subject. It may not be changed in any way unless such change is in writing approved by both parties.

     22. This agreement does not constitute Packer an agent of Company.

     23. Any notice, request or other communication given hereunder shall be deemed to have been properly given if in writing and delivered or mailed by prepaid and registered mail in the United States of America addressed:

a) if to Packer, to it at: 931 S. Highland Avenue Tucson, Arizona 85719

b) if to Company, to it at: 2401 E. Katella Ave., Suite 650 Anaheim, California 92806

     24. The parties further acknowledge that Packer has transportation equipment which will be available to deliver Company's finished product. By mutual consent, the Company may contract with Packer to perform these services, at rates of compensation to Packer as detailed in Schedule 'A'.






     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and date first above written .

HANSEN  BEVERAGE  COMPANY                    SOUTHWEST CANNING & PACKAGING, INC.

BY: /s/ Harold C. Taber Jr.                BY: /s/ Georoge Kalil
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TITLE: President / CEO                       TITLE: President
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